News Release


For Immediate Release


Contacts:
K. C. Trowell                               G. Thomas Frankland
Chairman & Chief Executive Officer          Executive Vice President & Chief Financial Officer
CNB Florida Bancshares, Inc.                904/265-0261


            CNB Florida Bancshares Reports 2002 Third Quarter Results


     Jacksonville, Florida (October 23, 2002) - CNB Florida Bancshares, Inc. (NASDAQ: CNBB) today reported net income of $1,477,000, or $0.24 per diluted share, for the third quarter of 2002 compared to $624,000, or $0.10 per diluted share, for the comparable 2001 quarter, an increase of 137%. For the nine months ended September 30, 2002, net income was $3,805,000, or $0.61 per diluted share, compared to $2,077,000, or $0.33 per diluted share, for the comparable 2001 period. Total assets increased to $686.9 million at September 30, 2002 compared to $601.8 million at September 30, 2001, an increase of 14%.

     Total outstanding loans and deposits rose 15% and 17% to $573.8 million and $613.0 million, respectively, at September 30, 2002 from $498.3 million and $522.8 million, respectively, at the end of the comparable 2001 quarter. Loan growth was primarily centered in commercial, commercial real estate, commercial secured by real estate and mortgage loans. Increases in deposits occurred across all deposit categories.

     The Company's loan to deposit ratio at September 30, 2002 was 94% compared to 95% at the end of the 2001 quarter. Loan growth and improved funding costs were the primary contributor to the 27% increase in net interest income to $6.8 million for the 2002 quarter compared to $5.3 million for 2001.

Interest income was up slightly while interest expense decreased 24% for the 2002 third quarter over comparable 2001 amounts. The decreased interest expense reflects a decline in funding costs on deposits and a decrease in the Company's reliance on higher-cost wholesale borrowings.

     The provision for loan losses was $600,000 for the 2002 quarter, a 9% increase over the comparable 2001 quarter, reflecting the impact of continued loan growth and the current economic environment. Non-performing assets were $4.9 million at September 30, 2002 and $2.9 million at December 31, 2001. Net charge-offs for the 2002 quarter were $305,000, or 0.21% of average loans on an annualized basis, compared to $258,000, or 0.21%, for the third quarter of 2001. The allowance for loan losses as a percentage of loans stood at 1.05% at September 30, 2002, compared to 0.97% at the end of the comparable 2001 quarter.

     Non-interest income increased 13% to $1.6 million for the 2002 quarter from $1.4 million for the comparable 2001 quarter. The increase was primarily attributed to fees associated with the increased deposit base and fees from secondary market mortgage loan sales. Income from secondary market mortgage loan sales is highly dependent on mortgage loan origination volumes and the overall level of mortgage loan activity.

     Non-interest expense increased 3% to $5.4 million in the 2002 third quarter compared to $5.2 million for the 2001 third quarter. Non-interest expense as a percentage of average assets was 3.14% for the third quarter of 2002 compared to 3.48% for the comparable 2001 quarter, reflecting the continued realization in 2002 of efficiencies gained through the Company's production and operational platform investments over the last two years.

     "During the third quarter of 2002 we continued to build on the momentum we began generating during our investment in the CNB franchise over the last several years," stated K. C. Trowell, Chairman and Chief Executive Officer. "Results for the quarter reflect improvement in operational efficiency coupled with loan and deposit growth and sustained credit quality," added Trowell. "We continue to maintain a positive outlook for the remainder of 2002 and into 2003 as we further leverage the CNB franchise and strengthen our position as the premier community bank in Northeast Florida."

     CNB Florida Bancshares, Inc. also announced today the declaration of its regular quarterly dividend of $.05 per share of common stock, payable November 1, 2002 to shareholders of record on October 23, 2002.


                                    - more -

                                     * * * *

     CNB Florida Bancshares, Inc., a registered bank holding company, is the parent of CNB National Bank, the largest community bank headquartered in Northeast Florida. CNB National Bank commenced operations in 1986 with one Lake City location and today has fifteen offices in eight counties (Alachua, Baker, Bradford, Columbia, Duval, St. Johns, Suwannee and Union).

     The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                    - more -

                          CNB Florida Bancshares, Inc.
                  Consolidated Statement of Financial Condition
                                   (Unaudited)

                                                           September 30,  December 31,
                                                               2002          2001
                                                            ----------   -----------
                                                                  (in thousands)
ASSETS
  Cash and due from banks                                      $19,468      $17,993
  Interest bearing deposits                                        373          584
  Federal funds sold                                             2,125        2,100
  Securities available for sale                                 52,280       33,003
  Securities held to maturity                                    1,129        4,060
  Loans                                                        573,767      511,647
  Less:  Allowance for loan losses                              (6,045)      (5,205)
                                                            ----------   ----------

  Net loans                                                    567,722      506,442
  Loans held for sale                                            6,423        9,908
  Premises and equipment, net                                   25,254       26,167
  Intangible assets                                              6,241        6,802
  Other assets                                                   5,845        4,962
                                                            ----------   ----------

     Total assets                                             $686,860     $612,021
                                                            ==========   ==========

LIABILITIES
  Non-interest bearing deposits                                $80,572      $72,859
  Savings, time and demand deposits                            384,411      344,481
  Time deposits, $100,000 and over                             148,047      115,551
                                                            ----------   ----------
     Total deposits                                            613,030      532,891

  Securities sold under repurchase agreements
    and federal funds purchased                                  9,014       18,148
  Other borrowings                                              10,000       10,000
  Other liabilities                                              5,229        4,313
                                                            ----------   ----------
     Total liabilities                                         637,273      565,352

SHAREHOLDERS' EQUITY
  Common stock, $.01 par value
     10,000,000 shares authorized; 6,106,703 and 6,106,453
      shares issued and outstanding                                 61           61
  Additional paid-in capital                                    30,644       30,533
  Retained earnings                                             18,638       15,749
  Accumulated other comprehensive income                           244          326
                                                            ----------   ----------
     Total shareholders' equity                                 49,587       46,669
                                                            ----------   ----------

     Total liabilities and shareholders' equity               $686,860     $612,021
                                                            ==========   ==========
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                                    - more -


                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                Three months ended September 30,
                                                    2002          2001
                                                 ----------     ---------
                                                      (in thousands)
INTEREST INCOME
  Interest and fees on loans                         $10,119       $9,902
  Interest on investment securities                      576          550
  Interest on federal funds sold and
    interest bearing deposits                             21           72
                                                ------------ ------------

     Total interest income                            10,716       10,524
                                                ------------ ------------

INTEREST EXPENSE
  Interest on deposits                                 3,733        4,795
  Interest on repurchase agreements and federal
    funds purchased                                       50          121
  Interest on other borrowings                           165          276
                                                ------------ ------------

     Total interest expense                            3,948        5,192
                                                ------------ ------------

NET INTEREST INCOME                                    6,768        5,332

  Provision for loan losses                              600          550
                                                ------------ ------------
NET INTEREST INCOME AFTER LOAN
  LOSS PROVISION                                       6,168        4,782

NON-INTEREST INCOME                                    1,552        1,372
                                                ------------ ------------

NON-INTEREST EXPENSE
  Salaries and employee benefits                       2,828        2,530
  Occupancy and equipment expense                        882          825
  Other operating expense                              1,645        1,842
                                                ------------ ------------

     Total non-interest expense                        5,355        5,197
                                                ------------ ------------

Income before income tax                               2,365          957

Provision for income tax                                 888          333
                                                ------------ ------------

NET INCOME                                            $1,477         $624
                                                ============ ============

EARNINGS PER SHARE:
     Basic                                             $0.24        $0.10
                                                ============ ============

     Diluted                                           $0.24        $0.10
                                                ============ ============

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                         6,104,021    6,097,248
                                                ============ ============

     Diluted                                       6,213,422    6,210,072
                                                ============ ============

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

                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                             Nine months ended September 30,
                                                     2002          2001
                                                 ----------     ---------
                                                         (in thousands)
INTEREST INCOME
  Interest and fees on loans                         $29,019      $28,349
  Interest on investment securities                    1,494        1,744
  Interest on federal funds sold and
    interest bearing deposits                             69          102
                                                ------------  -----------

     Total interest income                            30,582       30,195
                                                ------------  -----------

INTEREST EXPENSE
  Interest on deposits                                10,910       13,438
  Interest on repurchase agreements and federal
    funds purchased                                      158          480
  Interest on other borrowings                           489        1,142
                                                ------------  -----------

     Total interest expense                           11,557       15,060
                                                ------------  -----------

NET INTEREST INCOME                                   19,025       15,135

  Provision for loan losses                            1,625        1,450
                                                ------------  -----------
NET INTEREST INCOME AFTER LOAN
  LOSS PROVISION                                      17,400       13,685

NON-INTEREST INCOME                                    4,456        3,828
                                                ------------  -----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                       8,354        7,507
  Occupancy and equipment expense                      2,538        2,221
  Other operating expense                              4,926        4,590
                                                ------------  -----------

     Total non-interest expense                       15,818       14,318
                                                ------------  -----------

Income before income tax                               6,038        3,195

Provision for income tax                               2,233        1,118
                                                ------------  -----------

NET INCOME                                            $3,805       $2,077
                                                ============  ===========

EARNINGS PER SHARE:
     Basic                                             $0.62        $0.34
                                                ============  ===========

     Diluted                                           $0.61        $0.33
                                                ============  ===========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                         6,100,368    6,096,582
                                                ============  ===========

     Diluted                                       6,189,081    6,212,878
                                                ============  ===========